EXHIBITS 5.1 and 23.1

Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

OPINION OF DAVIS POLK & WARDWELL LLP

[●], 2026

Katapult Holdings, Inc.

5360 Legacy Drive, Building 2

Plano, TX 75024

Ladies and Gentlemen:

We have acted as counsel to Katapult Holdings, Inc., a Delaware corporation (the “Company”), in connection with the mergers (the “Mergers”) contemplated by that certain Agreement and Plan of Merger, dated as of December 11, 2025 (the “Merger Agreement”), by and among the Company, Katapult Merger Sub 1, Inc., a Delaware corporation and wholly owned indirect subsidiary of the Company, Katapult Merger Sub 2, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of the Company, CCF Holdings LLC, a Delaware limited liability company, and Aaron’s Intermediate Holdco, Inc., a Delaware corporation and the preparation and filing of the Company’s Registration Statement on Form S-4 (File No. [●]), including the proxy statement/prospectus forming a part thereof (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of shares of common stock, par value $0.0001 per share, of the Company (the “Shares”) to be issued by the Company, pursuant to the terms of the Merger Agreement in connection with the Mergers.

We, as your counsel, have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering the opinion expressed herein.

In rendering the opinion expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all signatures on all documents that we reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate, (vi) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate, (vii) the Registration Statement, as then amended, will have become effective under the Securities Act and such effectiveness will not have been terminated or rescinded or be subject to any stop order, (viii) the stockholders of the Company will have approved, among other things, the issuance of the Shares pursuant to the terms of the Merger Agreement in accordance with the General Corporation Law of the State of Delaware (“DGCL”), (ix) the transactions contemplated by the Merger Agreement will be consummated in accordance with the terms thereof and (x) all other necessary action will have been taken under the DGCL to authorize and permit the Mergers, and the Mergers will be consummated in connection with the issuance of the Shares. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we advise you that, in our opinion, the Shares, when issued and delivered as contemplated in the Registration Statement and in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and non-assessable.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the DGCL.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to our name under the caption “Legal Matters” in the proxy statement/prospectus which forms a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Davis Polk & Wardwell llp 450 Lexington Avenue New York, NY 10017 davispolk.com

Very truly yours,

[DRAFT]